Exhibit 10.13
FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.
UNSECURED CONVERTIBLE PROMISSORY NOTE
PN - _____

[$_____]	October _____, 2010
[Executed in Costa Mesa, California (and                     ,                     )]
FOR VALUE RECEIVED, IRVINE SENSORS CORPORATION, a Delaware Corporation (“Borrower” or “Company”), hereby promises to pay to the order of [____________________], an individual with an address at  ________________________________  [or  ___________________________ a [_________  Corporation] (“Payee”), in lawful money of the United States of America and immediately available funds, the principal sum of [_______________________  dollars ($___________)] (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates, in the manner and subject to the terms set forth below. This Note is part of an offering of up to $3,000,000 in principal balance being made by the Borrower (the “Offering”) and the other purchasers of notes in such Offering are referred to as the “Other Payees” and all the notes issued in such Offering, including this Note, are referred to collectively as the “Notes”.
1. Principal Repayment. Unless sooner paid or converted in accordance with the terms hereof, the outstanding principal amount of the Loan and all unpaid accrued interest shall be due and payable on May 31, 2011 (the “Maturity Date”). The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty.
2. Interest Rate. Borrower further promises to pay interest on the principal amount outstanding from time to time from the date hereof until payment in full, which interest shall be payable at the rate of ten percent (10.0%) per annum. Accrued and unpaid interest shall be due and payable on the Maturity Date, and shall be calculated on the simple interest basis of a 365-day year for the actual number of days elapsed.
3. Place of Payment. All amounts payable hereunder shall be payable at the office of Payee unless another place of payment shall be specified in writing by Payee.
4. Application of Payments. Payment on this Note shall be applied first to accrued and unpaid interest, and thereafter to the outstanding principal balance hereof.
5. Equity Consideration. As consideration for making the Loan, the Company shall issue shares of its Common Stock to Payee with a value equal to 25% of the principal amount of the Note, based on the greater of (i) the fair market value of the Company’s Common Stock (as determined by the last closing sales price of the Company’s Common Stock as reported by the Over-the-Counter Bulletin Board prior to the date of issuance of the Note) (the “Market Value”), and (ii) $0.13 per share, but not greater than $0.14 per share (the “Initial Valuation”) (the “Shares”). The Shares will be issued to Payee upon the earlier of (i) the closing of a private placement to be conducted by William Blair & Company with gross proceeds realized by the Company of at least $8.0 million (the “Blair Financing”) and (ii) seven months following the issuance date of the Note or as soon as practicable thereafter as permitted by law or regulation. Pending such issuance, the Company will reserve the appropriate number of shares of its Common Stock to permit the issuance of the Shares.

6. Conversion or Repayment Upon Maturity. In the event that any principal and accrued but unpaid interest under this Note remains outstanding on the Maturity Date, then all outstanding principal and accrued but unpaid interest under this Note shall, at the option of Payee, either (a) become immediately due and payable on such date, or (b) convert on such date into shares of the Borrower’s Common Stock at a conversion price equal to $0.13 per share (provided, however, that the Borrower has a sufficient number of authorized shares of common stock to allow such conversion at such time, and that Payee is an “accredited investor” at the time of such conversion as such term is defined in Rule 501 under the Securities Act of 1933, as amended). No fractional shares of capital stock shall be issued upon conversion of this Note. In lieu of any fractional share to which Payee would otherwise be entitled, the Borrower shall pay to Payee the amount of outstanding principal and unpaid accrued interest balance that is not so converted, such payment to be in cash or by check.
7. Conversion Upon Closing of Blair Financing.
7.1 Conversion into Blair Financing Securities. In the event that the Borrower, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note pursuant to Sections 1 and 6 hereof, shall close the Blair Financing, then the Payee shall have the right to convert the outstanding principal amount and unpaid accrued interest of this Note into the securities issued in the Blair Financing on the same terms and conditions of the Blair Financing, (provided, however, that Payee is an “accredited investor” at the time of such exchange as such term is defined in Rule 501 under the Securities Act of 1933, as amended; and provided, further, that Payee enters into and executes the same documents, satisfies the same conditions and agrees to be bound by the same terms as all other investors in the Blair Financing). No fractional shares of capital stock shall be issued upon conversion of this Note. In lieu of any fractional share to which Payee would otherwise be entitled, the Borrower shall pay to Payee the amount of outstanding principal and unpaid accrued interest balance that is not so converted, such payment to be in cash or by check.
7.2 Ancillary Agreements. In connection with conversion of this Note upon the closing of the Blair Financing pursuant to Section 7.1 of this Note, Payee agrees to execute and deliver to the Borrower any documents reasonably requested by the Borrower to be executed by Payee, including without limitation, a stock purchase agreement and any other agreements or documents reasonably required to be executed by the investors in the Blair Financings, thereby agreeing to be bound by all obligations and receive all rights thereunder. If the Borrower is unable to obtain Payee’s signature on any such document within three (3) business days of delivery thereof to Payee, whether due to any cause, then by the acceptance of this Note and election by Payee to convert the Note into the securities issued in the Blair Financing, Payee hereby irrevocably designates and appoints the Borrower and each of its duly authorized officers and agents as Payee’s agent and attorney-in-fact, to act for and on its behalf and stead, to execute and deliver any such document with the same force and effect as if executed and delivered by Payee.
8. Default. This Note and all amounts due hereunder shall become immediately due and payable in cash, upon written notice and demand by Payee, upon the occurrence of any of the following events of default:
i. the termination of existence of Company, whether by dissolution or otherwise, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty (30) days;
ii. the institution against Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

iii. the commencement by Company of any voluntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally; or
iv. an assignment by Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.
9. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Borrower and Payee.
10. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.
12. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, Company has caused this instrument to be duly executed as of the date first set forth above.

COMPANY: IRVINE SENSORS CORPORATION

By:

	Name:	John J. Stuart, Jr.
	Title:	Chief Financial Officer
	Address:	3001 Red Hill Ave.
Costa Mesa, CA 92626
	Fax No.:	714-444-8773
ACKNOWLEDGED AND AGREED:

PAYEE:	Acknowledgement contained in the Omnibus Signature Page in the Subscription Agreement

Name:
[Signature Page — Unsecured Convertible Promissory Note]